Exhibit 10.3

RLI CORP.

2023 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION
1.1Purposes. The purposes of the RLI Corp. 2023 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Automatic Exercise Date” shall mean the last business day of the term of an option or SAR.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean the participant’s: (i) failure to comply with any material policies and procedures of the Company or any Subsidiary; (ii) conduct reflecting dishonesty or disloyalty to the Company or any Subsidiary, or which may have a negative impact on the reputation of the Company or any Subsidiary; (iii) commission of a felony, theft or fraud, or violations of law involving moral turpitude; (iv) failure to perform the material duties of his or her employment; (v) excessive absenteeism; (vi) unethical behavior. If a participant’s employment is terminated for “Cause,” the date on which the participant’s employment is considered to be terminated, for purposes hereof, shall be the time at which such participant is instructed or notified to cease performing job responsibilities for the Company or any Subsidiary, whether or not for other reasons, such as payroll, benefits or compliance with legal procedures or requirements, he or she may still have other attributes of an employee.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Human Capital & Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean RLI Corp., a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Disabled” or “Disability,” with respect to a participant, means that the participant satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the participant participates (or in the case of a Non-Employee Director, would have satisfied the requirements of the Company-sponsored long-term disability plan had the Non-Employee Director participated) without regard to any waiting periods, or that the participant has been determined by the Social Security

Administration to be eligible to receive Social Security disability benefits. In addition, if Disability constitutes a payment event with respect to any award which provides for the deferral of compensation and is subject to Code Section 409A, the disability described in the preceding sentences of this Section 2(i) must be a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4). A participant shall not be considered to be “Disabled” unless the participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next following date for which transactions were reported; provided, however, the Company may in its discretion use the closing transaction price of a share of Common Stock on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding. If the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

“Good Reason” means any of the following conditions arising without the consent of the participant: (i) a material diminution in base salary or in the opportunity for any bonus or incentive compensation; (ii) a material diminution in the participant’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the participant is required to report, including a requirement that the participant report to an officer or employee instead of directly to the Board; (iv) a material diminution in the budget over which the participant retains authority; (v) a material change in the geographic location at which the participant must perform services; or (vi) any action or inaction that results in a material breach in the terms of an applicable employment agreement. A termination will only be considered to have been made for Good Reason if the participant provides written notice of the existence of such condition to the Company or any successor employer within 90 days after the participant first becomes aware of such condition, the Company or successor employer fails to cure such condition within 30 days after receipt of such notice and the participant terminates employment within six months after the existence of such condition.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Board who is considered a non-employee director within the meaning of Rule 16b-3(b)(3) of the Exchange Act or its successor provision.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such performance criteria and objectives may include, without limitation, any one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) on an individual basis: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; comprehensive earnings; growth in book value; combined ratio (or corollary underwriting profit); and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the RLI Corp. 2015 Long-Term Incentive Plan.

“Qualifying Termination” means an involuntary termination of employment without Cause or a termination of employment for Good Reason that occurs within two years following a Change in Control. In addition, if the participant’s termination of employment occurs prior to a Change in Control and it is determined that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who subsequently effectuates a Change in Control or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, for purposes of this definition, the date of a Change in Control with respect to the participant shall mean the date immediately prior to the date of the participant’s termination of employment.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“Retirement” or “Retires” means a participant’s termination of employment on or after the date when the participant’s age plus years of service equals at least 75. For this purpose, (i) a participant’s age shall be measured in whole and partial years (with partial years measured in days) as of the date of the participant’s termination of employment and (ii) a participant’s years of service shall be based only on the participant’s actual service with the Company or a Subsidiary (and not with any other employer that may be acquired by the Company with respect to service prior to the acquisition, except as otherwise provided by the Company in writing) and shall be calculated based on the number of whole and partial years of employment (with partial years measured in days) that the participant has completed from the date of the participant’s initial employment with the Company or a Subsidiary through the date of the participant’s termination of employment. Notwithstanding the foregoing, the Committee may specify, in its discretion, in a written Agreement, policy or guideline that a participant will be considered to have had a “Retirement” if the participant satisfies the terms of a non-competition covenant or under such other terms and conditions as specified by the Committee in its discretion.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the President and the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the President and the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants and independent contractors, and persons expected to become officers, other employees, Non-Employee Directors, consultants and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000.
1.5Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be the sum of (i) 3,250,000 and (ii) the number of Shares that remain available for issuance under the Prior Plan as of the effective date of this Plan, all of which may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to 2.5 times the number of shares subject to such Stock Award or Performance Award. The number of shares of Common Stock subject to a Performance Award shall be deemed to be the maximum number of Shares that could be received under such Performance Award.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or the Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or the Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that again become available pursuant to this paragraph shall be equal to (i) one share for each share subject to an option or Free-Standing SAR described herein and (ii) 2.5 shares for each share subject to a Stock Award or Performance Award described herein. At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under the Prior Plan shall be available for grant under the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6Minimum Vesting Requirements. No award granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under this Plan. This Section 1.7 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 1.3 of the Plan.
II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided that an Incentive Stock Option may be granted only to an employee of the Company or one of its Subsidiaries in accordance with Section 422 of the Code. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.
(c)Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request; provided that, notwithstanding anything in this Section 2.1(c) to the contrary, payment shall not be permitted with shares of Common Stock if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
(d)Automatic Exercise. The Company may, in its discretion, provide in an Agreement or adopt procedures that an option outstanding on the Automatic Exercise Date that has a “Specified Minimum Value” shall be automatically and without further action by the participant (or in the event of the participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the exercise price applicable to such option may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 5.5. For purposes of this Section 2.1(d), the term “Specified Minimum Value” means that the Fair Market Value per share of Common Stock exceeds the exercise price of a share of Common Stock subject to an expiring option by at least such amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of options pursuant to this Section 2.1(d) at any time upon notice to a participant or to apply the automatic exercise feature only to certain groups of participants. The automatic exercise of an option pursuant to this Section 2.1(d) shall apply only to an option that has been timely accepted by a participant under procedures specified by the Company from time to time.
2.2Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.
(c)Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
(d)Automatic Exercise. The Company may, in its discretion, provide in an Agreement or adopt procedures that an SAR outstanding on the Automatic Exercise Date that has a “Specified Minimum Value” shall be automatically and without further action by the participant (or in the event of the participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. The Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 5.5. For purposes of this Section 2.2(d), the term “Specified Minimum Value” means that the Fair Market Value per share of Common Stock exceeds the base price of a share of Common Stock subject to an expiring SAR by at least such amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of SARs pursuant to this Section 2.2(d) at any time upon notice to a participant or to apply the automatic exercise feature only to certain groups of participants. The automatic exercise of an SAR pursuant to this Section 2.2(d) shall apply only to an SAR that has been timely accepted by a participant under procedures specified by the Company from time to time.
2.3Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement; provided that, notwithstanding the foregoing, unless otherwise determined by the Committee and set forth in the applicable Agreement, the following terms shall apply to an option or SAR:
(a)Death. Upon a termination of employment with or service to the Company by reason of death, then any option or SAR that has not expired or been terminated shall become fully vested and exercisable in full and may be exercised by the participant’s beneficiary at any time, or from time to time, within one year after the date of the participant’s death.
(b)Disability. Upon a termination of employment with or service to the Company by reason of Disability, then any option or SAR that has not expired or been terminated shall become fully vested and exercisable in full and may be exercised by the participant’s beneficiary at any time, or from time to time, within three years after the date of such termination of employment or service.
(c)Retirement. Upon a termination of employment with or service to the Company by reason of Retirement, then any option or SAR (or portion thereof) that has not expired or been terminated, shall, to the extent vested and exercisable as of the date of such termination of employment or service, including as a result of any acceleration that occurs pursuant to the terms of the applicable Agreement, remain exercisable by the participant at any time, or from time to time, for three years after the date of such termination of employment or service, and any remaining portion of such option or SAR shall be forfeited as of the date of such termination.
(d)Qualifying Termination. Upon a Qualifying Termination, then any option or SAR (or portion thereof) that has not expired or been terminated, shall become fully vested and exercisable as of the date of such termination of employment or service, remain exercisable by the participant at any time, or from time to time, until the expiration of the term of such option or SAR.
(e)Other Termination. Upon a termination of employment with or service to the Company for any reason other than death, Disability, Retirement, a Qualifying Termination or Cause, then any option or SAR (or portion thereof) that has not expired or been terminated, shall, to the extent vested and exercisable as of the date of such termination of employment or service, remain exercisable by the participant at any time, or from time to time, for three months after the date of such termination, and any remaining portion of such option or SAR shall be forfeited as of the date of such termination.
(f)Cause. Upon a termination of employment with or service to the Company for Cause, then any option or SAR that that has not expired or been terminated may be exercised, shall be forfeited without consideration, whether vested or unvested.
(g)Non-Employee Director. Notwithstanding the foregoing, if the holder is a Non-Employee Director, upon on a termination of service to the Company for any reason other than Cause, then any option or SAR (or portion thereof) that has not expired or been terminated, shall if (i) unvested and not exercisable as of the date of such termination of service, be treated for vesting purposes in accordance with the terms of clauses (a)-(e) based on the type of termination and (ii) vested and exercisable as of the date of such termination of service, remain exercisable by the participant at any time, or from time to time, until the expiration of the term of such option or SAR.

2.4No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.
2.5No Dividend Equivalents.Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.
III. STOCK AWARDS
3.1Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.
3.2Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b)Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
(d)Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
3.3Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.4Other Stock Awards.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
3.5Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement; provided that, notwithstanding the foregoing, unless otherwise determined by the Committee and set forth in the applicable Agreement, if the holder of an award has a termination of employment during the Restriction Period or the Performance Period as a result of (i) the holder’s death or Disability, then all restrictions shall lapse with respect to a number of Shares under the Stock Award that has been prorated for the portion of the Restriction Period or Performance Period prior to the holder’s termination of employment, based on target performance, or (y) any other reason, the holder will immediately forfeit any portion of the Stock Award that is unvested as of the date of the holder’s termination of employment or service.

IV. PERFORMANCE AWARDS
4.1Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
4.2Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.
(b)Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c)Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement; provided that, notwithstanding the foregoing, unless otherwise determined by the Committee and set forth in the applicable Agreement, if the holder of an award has a termination of employment during the Performance Period as a result of (i) the holder’s death or Disability, then all restrictions shall lapse with respect to a number of Shares under the Award that has been prorated for the portion of the Performance Period prior to the holder’s termination of employment, based on target performance, or (y) any other reason, the holder will immediately forfeit any portion of the Performance Award that is unvested as of the date of the holder’s termination of employment or service.
V. GENERAL
5.1Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2023 annual meeting of stockholders and shall become effective as of the date on which the Plan is approved by stockholders. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect, and the RLI Corp. 2015 Long-Term Incentive Plan shall remain in effect in accordance with its terms.

5.2Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.3 or the prohibition on repricing set forth in Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.
5.3Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.
5.4Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
5.5Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
5.6Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7Adjustment. In the event of any Fundamental Change or equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.8Change in Control.
(a)Subject to the terms of the applicable Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:
(1) require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(2) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(3) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment or other property in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

For the avoidance of doubt, except as explicitly authorized in an Agreement, by this Section 5.8(a) or by a participant in writing, the Board may not terminate or cancel any equity awards (whether vested or unvested) in connection with a Change in Control.

(b)For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:
(1) any “Person,” within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), becomes the “Beneficial Owner,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Company’s outstanding shares, other than beneficial ownership by (A) the Company or any subsidiary of the Company, (B) any employee benefit plan of the Company or any subsidiary of the Company or (C) any entity of the Company for or pursuant to the terms of any such plan.

Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of the Company, then a Change in Control shall be deemed to have occurred; or

(2) the Company consummates a merger or consolidation with another entity, or engages in a reorganization with or a statutory share exchange or an exchange offer for the Company’s outstanding voting stock of any class with another entity or acquires another entity by means of a statutory share exchange or an exchange offer, or engages in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:

(A) the stockholders of the Company immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Company immediately prior to such consummation

(I)be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the board of directors or other governing body of the resulting or acquiring entity; and

(II)be the Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Company immediately prior to such transaction; or

(B) those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity; or

(3) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person (as defined in paragraph (1) above) other than a Subsidiary; or

(4) the number of duly elected and qualified directors of the Company who were not either elected by the Board or nominated by the Board or its nominating/governance committee for election by the shareholders constitute a majority of the total number of directors of the Company as fixed by its Bylaws;

provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

5.9Deferrals and Section 409A. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder, other than awards of options or SARs, shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or any Agreement to the contrary, each participant shall be solely responsible for the tax consequences of awards, and in no event shall the Company have any responsibility or liability if an award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under section 409A, the Company does not represent or warrant that the Plan or any award complies with Section 409A or any other provision of federal, state, local or other tax law.
5.10No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company or any Subsidiary or affect in any manner the right of the Company or any Subsidiary to terminate the employment or service of any person at any time without liability hereunder.
5.11Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.12Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13Awards Subject to Clawback.  The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.14Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.15Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Date: May 4, 2023RLI CORP.

By: Craig W. Kliethermes

Chief Executive Officer